Exhibit 99.1

FOR IMMEDIATE RELEASE:	April 29, 2011

Oregon utility commission approves NW Natural and Encana Oil

& Gas (USA) Inc.’s $250 million natural gas transaction

PORTLAND, Ore.—Northwest Natural Gas Company (NYSE:NWN), dba NW Natural, and Encana Oil & Gas (USA) Inc., a subsidiary of Calgary-based Encana Corp. (NYSE, TSE: ECA), today announced that the Public Utility Commission of Oregon (OPUC) issued an order approving NW Natural’s investment in a joint venture to develop gas reserves on behalf of its Oregon customers, effective May 1, 2011.

Under terms of the joint venture agreement initially announced on Feb. 25, 2011, NW Natural and Encana will develop natural gas reserves in the Jonah Field in Wyoming, located north of Rock Springs. NW Natural will invest in the reserves on behalf of its customers, and the investment will be placed in the company’s rate base.

Last week a settlement agreement between NW Natural, the staff of the OPUC, the Citizens’ Utility Board of Oregon (CUB), and the Northwest Industrial Gas Users (NWIGU) was filed with the OPUC. A workshop was held on April 22nd in front of the OPUC commissioners to present the settlement and the parties’ support of the transaction. The commissioners adopted the settlement, finding that NW Natural’s decision to enter the agreement is prudent.

“This agreement and the commission’s order represent a lot of hard work by a lot of parties over a short period of time, and we are pleased the commission approved the transaction,” said NW Natural President and Chief Executive Officer Gregg Kantor. “This is a terrific outcome for both customers and shareholders.”

“This is a landmark agreement and regulatory step that we believe will open the door for future upstream investment by utilities seeking price stability for their customers – transactions that are backed by utility ratepayers and supported by regulators as prudent investments. As a leading producer, Encana has heard end-users’ requests for structures that provide long-term price security, and under this agreement, we are able to achieve both our customer’s goal and efficiently advance the development of a portion of the Jonah field,” said Renee Zemljak, Encana’s Executive Vice-President, Midstream, Marketing & Fundamentals.

The gas reserves are expected to provide a portion of the company’s long-term gas supplies for customers over a 30-year period. During the first 10 years of the investment, the company expects to receive approximately 58 billion cubic feet (Bcf) of natural gas, or 8-10 percent of its average annual requirements for utility operations.

Over the life of the investment, the company expects to receive approximately 93 Bcf of gas at an average all-in cost of approximately $5.15 per dekatherm. The anticipated net present value savings to customers are expected to be more than $50 million over the life of the investment.

Under terms of the agreement with Encana, NW Natural will pay approximately $45-55 million a year, for a five-year period, for a total investment of about $250 million, which will cover expected drilling costs in exchange for working interests in certain sections of the Jonah Field. The sections include both future and currently producing wells.

Under terms of the order, NW Natural will be allowed to recover expenses related to the transaction through the company’s annual Purchased Gas Adjustment mechanism (PGA) in Oregon, including the deferral mechanism for gas costs. It will also file a general rate case in Oregon by Dec. 31, 2011.

As part of the settlement approved in the order, within-year variances from annually forecasted production costs and volumes will be subject to the PGA’s normal commodity cost sharing mechanism in Oregon, up to a specified cap. Depending on the sharing percentage selected as part of its annual PGA in Oregon, at the 80/20 customer/shareholder sharing level, a maximum of $2 million per year (whether positive or negative) of within-year variances will be passed through to shareholders on an annual basis, and a maximum of $1 million per year at the 90/10 percent level.

The order can be found on the OPUC web site at: http://apps.puc.state.or.us/edockets/orders.asp?ordernumber=11-140.

About NW Natural

NW Natural (NYSE:NWN) is headquartered in Portland, Ore., and provides safe, reliable, cost-effective natural gas service to about 674,000 residential, commercial, and industrial customers through 15,000 miles of mains and service lines in western Oregon and southwestern Washington. It is the largest independent natural gas utility in the Pacific Northwest. The company has approximately $2.6 billion in total assets. The company operates and owns 16 Bcf of underground storage capacity in Mist, Ore., and also operates the designed 20 Bcf Gill Ranch underground storage facility in California, in which it owns a 75 percent undivided interest. Together, NW Natural and its subsidiaries currently own and operate underground gas storage facilities with designed storage capacity of approximately 31 Bcf in Oregon and California. Additional information is available at www.nwnatural.com.

Forward-looking Statements

This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, investments, estimated gas reserves, volumes and supplies, customer savings, rate recovery, continued drilling, project costs, future benefits of the project, commodity costs, financing, financial positions, performance, regulatory actions or approvals, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors,” and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosure about Market Risk” in the company’s most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A “Risk Factors,” in the company’s quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the company, also are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

# # #

Investor Contact:

Bob Hess

Phone: 503-220-2388

Email: bob.hess@nwnatural.com

or

Media Contact:

Kim Heiting

Phone: 503-220-2366

Email: kah@nwnatural.com

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